EXHIBIT 99.1

STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED DECEMBER 2, 2009 BY
VANGUARD NATURAL RESOURCES, LLC FROM PRIVATE SELLERS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the private sellers:

We have audited the accompanying statement of combined revenues and direct operating expenses of the oil and gas properties purchased December 2, 2009 by Vanguard Permian, LLC from private sellers (the “Company”) for the year ended December 31, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of the Company’s internal control over financial reporting of the oil and gas properties purchased by Vanguard Permian, LLC from the Company.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Vanguard Natural Resources, LLC’s Form 8-K/A and is not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses of the oil and gas properties purchased December 2, 2009 by Vanguard Permian, LLC from the Company for the year ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Whitley Penn LLP

Fort Worth, Texas
February 10, 2010

STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED DECEMBER 2, 2009 BY
VANGUARD NATURAL RESOURCES, LLC, FROM PRIVATE SELLERS

(in thousands)

	For the Year Ended December 31, 2008	For the Nine Months Ended September 30, 2009	For the Nine Months Ended September 30, 2008
		(Unaudited)	(Unaudited)
Revenues	$14,723	$9,333	$11,162
Direct operating expenses	(2,854)	(1,695)	(1,634)

Excess of revenues over direct operating expenses	$11,869	$7,638	$9,528

COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS
PROPERTIES PURCHASED DECEMBER 2, 2009 BY VANGUARD NATURAL RESOURCES, LLC FROM PRIVATE SELLERS

Notes to Financial Statement

December 31, 2008

Note 1:	THE PROPERTIES

On December 2, 2009, Vanguard Natural Resources, LLC (“Vanguard”), through its wholly-owned subsidiary Vanguard Permian, LLC, consummated a transaction to purchase oil and natural gas producing properties in Ward County, Texas (the “Properties”), from private sellers.  The transaction was subject to normal closing adjustments, with an effective date of October 1, 2009.  Preliminary closing adjustments netted to zero, therefore had no impact on the total consideration paid for the Properties of $55.0 million.

Note 2:	BASIS OF PRESENTATION

During the periods presented, the Properties were not accounted for or operated as a separate division by the private sellers.  Certain costs, such as depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes were not allocated to the individual properties.  Accordingly, full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist and are not practicable to obtain in these circumstances.

Combined revenues and direct operating expenses included in the accompanying statement represent Vanguard’s net working interest in the properties acquired for the year ended December 31, 2008 and the first nine months of 2009 and 2008 and are presented on the accrual basis of accounting.  Depreciation, depletion and amortization, interest, accretion, general and administrative expenses and corporate income taxes have been excluded.  The financial statement presented is not indicative of the results of operations of the Properties going forward due to changes in the business including new commodity derivative contracts and inclusion of the above mentioned expenses.

Note 3:	COMMITMENTS AND CONTINGENCIES

Pursuant to the terms of the Purchase and Sale Agreement between Vanguard and the private sellers, any claims, litigation or disputes pending as of the effective date (October 1, 2009) or any matters arising in connection with ownership of the properties prior to the effective date are retained by the private sellers.  Notwithstanding this indemnification, Vanguard is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of combined revenues and direct operating expenses.

COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS
PROPERTIES PURCHASED DECEMBER 2, 2009 BY VANGUARD NATURAL RESOURCES, LLC
FROM PRIVATE SELLERS

SUPPLEMENTAL OIL AND GAS INFORMATION

(UNAUDITED)

December 31, 2008

OIL AND GAS RESERVE INFORMATION

Proved oil and gas reserve quantities are based on internal estimates prepared by Vanguard and from information provided by the private sellers, in accordance with guidelines established by the Securities and Exchange Commission.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures.  The following reserve data represents estimates only and should not be construed as being exact.

	Natural Gas
(in thousands )	And Natural
	Gas Liquids	Crude Oil
	(MMcf)	(Mbbl)
Total proved reserves:
Balance, December 31, 2007	2,751	1,994
Extensions, discoveries and other	2,251	1,732
Revisions of previous estimates	(1,002)	(646)
Production	(172)	(146)
Balance, December 31, 2008	3,828	2,934

Proved developed reserves:
Proved developed producing	1,301	878
Balance, December 31, 2007	1,301	878

Proved developed producing	1,577	1,202
Proved developed non-producing	575	442
Balance, December 31, 2008	2,152	1,644

COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS
PROPERTIES PURCHASED DECEMBER 2, 2009 BY VANGUARD NATURAL RESOURCES, LLC
FROM PRIVATE SELLERS

SUPPLEMENTAL OIL AND GAS INFORMATION

(UNAUDITED)

December 31, 2008

FUTURE NET CASH FLOWS

Future cash inflows are based on year-end oil and gas prices except in those instances where future natural gas or oil sales are covered by physical contract terms providing for higher or lower amounts.  For the December 31, 2008 calculations in the following table, estimated future cash inflows from estimated future production of proved reserves were computed using 2008 year-end prices of $5.62 per MMBtu for natural gas, and $44.60 per barrel of oil with no escalation in future years. Operating costs, production and ad valorem taxes and future development costs are based on current costs with no escalation in future years.

The following table sets forth unaudited information concerning future net cash flows for oil and gas reserves.  Future income tax expense has not been computed as Vanguard is not a tax paying entity.  This information does not purport to present the fair market value of Vanguard’s oil and gas assets, but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used.

December 31, 2008
(in thousands)

Future cash inflows	$163,895
Future production costs	(40,816)
Future development costs	(26,761)

Future net cash flows	96,318
10 percent annual discount for estimated timing of cash flows	(46,626)

Discounted future net cash flows	$49,692

COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS
PROPERTIES PURCHASED DECEMBER 2, 2009 BY VANGUARD NATURAL RESOURCES, LLC
FROM PRIVATE SELLERS

SUPPLEMENTAL OIL AND GAS INFORMATION

(UNAUDITED)

December 31, 2008

The following table sets forth the principal sources of change in discounted future net cash flows for the years ended December 31, 2008.

(in thousands)	2008

Beginning of Year	$89,063
Sales, net of production costs	(11,869)
Net change in prices and production costs	(50,096)
Extensions, discoveries and improved recovery, less related costs	22,666
Change in future development costs	(3,345)
Previously estimated development costs incurred during the period	22,278
Accretion of discount	8,906
Revision of quantity estimates	(14,573)
Change in production rates, timing and other	(13,338)

End of Year	$49,692